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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accounts, we hereby consent to the incorporation by reference of our report dated July 3, 1996 in this Annual Report on Form 10-K for the year ending May 31, 1996, in RPM, Inc.'s Registration Statements on Form S-3 (Reg. Nos. 33-50868, Liquid Yield Option Notes, 33-61513, Dryvit Systems, Inc. acquisition and 333-08209, TCI, Inc. acquisition) and Registration Statements on Form S-8 (Reg. Nos. 2-65508, 1979 Stock Option Plan and 33-32794, 1989 Stock Option Plan).


                                               /s/ Ciulla, Smith & Dale, LLP

                                                   CIULLA, SMITH & DALE, LLP